EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Avid Technology, Inc. (the “Company”) for the quarter ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Louis Hernandez, Jr., Chief Executive Officer and President of the Company, and Ilan Sidi, Interim Chief Financial Officer and Vice President of Human Resources, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

      (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
      (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 9, 2016	/s/ Louis Hernandez, Jr.
Louis Hernandez, Jr.
Chief Executive Officer and President (Principal Executive Officer)

Date:	November 9, 2016	/s/ Ilan Sidi
Ilan Sidi
Interim Chief Financial Officer and Vice President of Human Resources (Principal Financial Officer)

A certification furnished pursuant to this item will not be deemed “filed” for purposes of Section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.